EXHIBIT 99.1
          GeneLink Signs Exclusive Retail Licensing and Distribution Agreement with Solgar Vitamin & Herb
Solgar to manufacture, market and distribute a line of premium genetically guided dietary supplements utilizing GeneLink’s Nutritional System™
Jersey City, NJ — December 4, 2007 — GeneLink, Inc. (OTCBB: GNLK), a leading consumer genomics innovator announced today the signing of a multi-year exclusive retail licensing and distribution agreement with Solgar Vitamin and Herb of Leonia, New Jersey. With the creation of this strategic alliance, Solgar, in 2008, will begin marketing a brand of advanced genetically-guided nutritional supplements, called Nutrigenomx™, utilizing GeneLink’s Nutritional System™ which includes its patented DNA Collection Kit and Genetic Compass™ reporting system. The agreement calls for Solgar to distribute Nutrigenomx™ exclusively via its extensive health food and specialty natural food retailers in North America. GeneLink and Solgar expect to be the first companies, on a retail basis, to offer a proprietary dietary supplement system tailored to an individual’s genetic makeup.
          “We are very pleased to have completed this groundbreaking agreement with Solgar,” said Monte Taylor, CEO of GeneLink. “By combining Solgar’s leadership in nutritional sciences with GeneLink’s ten-plus years of research and advancements in consumer genomics and SNP testing, we have created an ideal marketing relationship for each of our companies. A personalized approach to wellness has become an important trend in health care and we are proud to partner with Solgar in this exciting development.”
Rand Skolnick, President and CEO of Solgar Vitamin and Herb commented, “It has always been our mission to provide consumers worldwide with premium quality, innovative, science — based nutritional products that enhance overall wellness. We recognized GeneLink’s leadership in consumer genomics, genetic testing and its rich intellectual property portfolio when we created our relationship. This cutting edge nutritional system will allow Solgar to provide consumers a unique and powerful personalized strategy designed to help maintain optimal health.”
About GeneLink:
GeneLink is a leading biosciences company specializing in consumer genomics. GeneLink’s patented and patent pending technologies create proprietary genetic assessments linked to personalized health, beauty and wellness applications. Its DNA assessments provide information that enables the customization of nutritional products, skincare products and health maintenance regimens designed to meet individual consumer needs. For more information visit www.genelink.info and www.dermagenetics.com
About Solgar:
Since 1947, Solgar Vitamin and Herb has been setting the Gold Standard for nutritional supplements. Solgar is committed to innovating and manufacturing the finest quality nutritional supplements possible. Solgar products are exclusively made in Solgar’s own world-recognized manufacturing and quality laboratories, which are second to none within the specialty nutritional marketplace. Solgar products can be found in over 45 countries, and is considered the premium supplement brand in its world-wide marketplace. For more information on Solgar, please log on to www.solgar.com.
This release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in the press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement. GNLK disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

GeneLink Contact:
Monte Taylor, CEO
123 Town Square Place #313,
Jersey City, NJ 07310
Tel: 800-558-4363
Email: mtaylor@genelink.info

GeneLink Investor Relations Contact:
Richard Cooper, Chairman/Jennifer K. Zimmons, Ph.D., Managing Director
Strategic Growth International
150 E 52nd Street, 22nd Floor
New York, NY 10022
Tel: 212-838-1444
Email:	rcooper@sgi-ir.com
jzimmons@sgi-ir.com
Website: www.sgi-ir.com